Exhibit 99.1

Columbia Property Trust Announces New Board Chair

Constance Moore appointed as Chair of the Board of Directors for Columbia

Following eight years of leading Columbia’s Board, former Chair John Dixon steps down but will continue as independent director

NEW YORK (January 4, 2021) – Columbia Property Trust, Inc. (NYSE: CXP) announced today that Constance B. Moore has been appointed as chair of its board of directors, effective December 31, 2020. Ms. Moore, who has served as an independent director on Columbia’s board since 2017, succeeds John L. Dixon, who has served as chair since 2012 and as a member of Columbia’s board of directors since 2008. Mr. Dixon has elected to step down as chair but will continue as an independent director on the board.

"It has been an incredible honor to serve as board chair for the past eight years, and I am thrilled to leave the board’s guidance and governance on behalf of Columbia’s investors in Connie’s extremely capable hands," said Mr. Dixon. "Connie’s extensive industry experience, as well as her deep understanding of Columbia, make her an outstanding steward of Columbia’s continued success."

Ms. Moore has more than 40 years of experience in the real estate industry, most recently serving as president, CEO, and a board member of BRE Properties. She previously held several executive positions with Security Capital Group & Affiliates. Ms. Moore was the 2009 chair of the National Association of Real Estate Investment Trusts (NAREIT) and currently is a trustee and governor of the Urban Land Institute (ULI). She also serves as a board member for the Haas School of Business at UC Berkeley, the ULI Foundation, and ULI Global, as well as several other public companies and non-profit organizations.

"I am honored to be able to lead the board of directors and work closely with Columbia’s management team to create value for our investors," said Ms. Moore. "John has filled this role for many years with the utmost integrity, and I am grateful that we will continue to benefit from his experience and leadership as a board member. I believe Columbia’s board, leadership team, and platform are well equipped to maintain value and unlock additional growth opportunities in our key markets of New York, D.C., Boston, and my own hometown of San Francisco."

"I am deeply grateful to John for his impeccable service and unwavering dedication over the past 12 years," said Nelson Mills, Columbia’s president, CEO and executive director. "His leadership and knowledge have been invaluable throughout our history as a publicly-traded company, since our listing on the New York Stock Exchange in 2013 and as we have

Exhibit 99.1

transformed the company’s portfolio and expanded both our platform and management team in our key gateway markets."

Mr. Mills continued, "Since Connie joined our board three years ago, we have come to rely deeply on her extensive experience and connections. I look forward to working together as we continue to execute our long-term value creation strategy on behalf of Columbia’s stakeholders."

About Columbia Property Trust
Columbia Property Trust (NYSE: CXP) creates value through owning, operating, and developing Class-A office buildings in New York, San Francisco, Washington D.C., and Boston. The Columbia team is deeply experienced in transactions, asset management and repositioning, leasing, development, and property management. It employs these competencies to grow value across its high-quality, well-leased portfolio of 15 properties that contain approximately seven million rentable square feet, as well as four properties under development, and also has approximately eight million square feet under management for private investors and third parties. Columbia has investment-grade ratings from both Moody’s and S&P Global Ratings. For more information, please visit www.columbia.reit.

Forward-Looking Statements:
Certain statements in this press release, including statements regarding future business operations, may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties. Our actual results may differ materially from projections. For a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements, see Columbia Property Trust’s filings with the Securities and Exchange Commission, including the most recent annual report on Form 10-K. We caution readers not to place undue reliance on these forward-looking statements, which are based on current expectations and speak as of the date of such statements. We make no representations or warranties (express or implied) about the accuracy of, nor do we intend to publicly update or revise any such forward-looking statements contained herein, whether as a result of new information, future events, or otherwise.

Investor Relations Contact:
Matt Stover
T 404 465 2227
E IR@columbia.reit

Media Contact:
Bud Perrone
T 212 843 8068
E bperrone@rubenstein.com